As filed with the Securities and Exchange Commission on June  , 1996
                                                                   -
                         Registration Statement No. 33-

     =====================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-3
                             ______________________

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ______________________

                                   CPAC, INC.
             (Exact name of registrant as specified in its charter)

     NEW YORK                   2364 Leicester Road               16-0961040
(State or other juris-       Leicester, New York 14481         (I.R.S. Employer
diction of incorpora-              (716)382-3223             Identification No.)
tion or organization)
                       (Address, including zip code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)
                             ______________________

                         ROBERT OPPENHEIMER, Secretary
                             CHAMBERLAIN, D'AMANDA,
                            OPPENHEIMER & GREENFIELD
                        1600 Crossroads Office Building
                           Rochester, New York 14614
                                 (716) 232-3730
                             ______________________

                     (Name, address, including zip code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box. [    ]

                               Page 1 of 58 Pages
                        Exhibit Index appears on Page16.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.  [     ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [     ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  [     ]


                        CALCULATION OF REGISTRATION FEE

                                          Proposed       Proposed
                                           Maximum        Maximum       Amount
     Title of Each         Amount         Offering       Aggregate    of Regis-
  Class of Securities      to be          Price Per      Offering      tration
    to be Registered    Registered1        Share2         Price2         Fee2
  _____________________________________________________________________________

     Common Stock,
     $.01 Par Value      1,875,000         $10.75      $20,156,250    $6,950.43


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.


1
     Also registered herunder pursuant to Rule 416(a) are an indeterminate number of shares of Common Stock which may be issued pursuant to stock splits or stock dividends. The amount registered reflects the distribution of one (1) additional share of Common Stock for each four (4) shares of Common Stock to shareholders of record on May 3, 1996 as the result of a stock split approved by the Company's Board of Directors on April 17, 1996.
2
     Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon prices on the Nasdaq National Market on June 14, 1996. The average of the high and low prices reported as of June14, 1996, based upon a high bid price of $11 and low bid price of $10.50, was $10.75. The total offering price for 1,875,000 shares was $20,156,250. Based upon the statutory formula contained in Section 6 (b), the Registration Fee is $6,950.43.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWfUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE   , 1996

                                   CPAC, INC.

                            1,875,000 COMMON SHARES

                           (PAR VALUE, $.01 PER SHARE)

This Prospectus ("Prospectus") relates to 1,875,000 shares (the `Shares'') of common stock, $.0l par value per share ("Common Stock"), of CPAC, Inc. , a New York corporation (the "Company"). The Shares may be offered by certain shareholders of the Company (the `Selling Shareholders'' ) from time to time in transactions in the over-the-counter market, in negotiated transactions or a combination of such methods of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. On June 14, 1996, the average of the high and low bid prices per share of the Common Stock on the National Market System, as reported by the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") was $10.75. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both. See "Selling Shareholders" and `Manner of Distribution".

All of the Shares offered hereunder are to be sold by the Selling Shareholders. None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than discounts or commissions) in connection with the registration and sale of the Shares being offered by the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE DATE OF THIS PROSPECTUS IS                       , 1996.
                               ----------------------

                             AVAILABLE INFORMATION


The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files Annual, Quarterly and Current Reports (on Forms 10-K, 10-Q and 8-K, respectively), proxy statements utilized in the solicitation of shareholders as well as other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Office at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington D.C. at prescribed rates. The Common Stock of the Company is traded on the NASDAQ National Market System. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") filed with the Commission under the Securities Act relating to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such copy of such contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Shares offered hereby, reference is hereby made to such Registration Statement and such exhibits and schedules, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained, from the Commission upon payment of the fees prescribed by the Commission.


                      DOCUMENTS INCORPORATED BY REFERENCE

In accordance with the requirements of the Exchange Act, the Company periodically files certain reports and other information with the Commission. The following documents filed with the Commission are hereby incorporated in this Prospectus by reference:

1. The Company's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1996;
2. The description of the Company's Common Stock contained in Item 12 of the Company's Registration Statement on Form S-18, dated March 30, 1981, (No. 2-70719-NY).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide, without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference into this Prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein other than as exhibits to such documents. Such requests should be addressed to CPAC, Inc., 2364 Leicester Road, Leicester, New York 14481, Attention: Wendy F. Clay, Vice-President of Administration.(716-382-
3223).

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Except where otherwise indicated, this Prospectus speaks as of the effective date of the Registration Statement. The delivery of this Prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                                  THE COMPANY

The Company is a leader in the production of specialty chemicals used in the imaging industry and cleaning and personal care markets. The Company manufactures and markets cleaning and personal care products for household and commercial use through its Fuller Brush subsidiary. The Company also produces processing chemicals and pollution control equipment for the global imaging market. The Company's Common Stock is traded over the NASDAQ National Market System under the ticket symbol `CPAK''.

The Company's subsidiaries and divisions are:


                           CLEANING AND PERSONAL CARE


THE FULLER BRUSH COMPANY                              STANLEY HOME PRODUCTS
One Fuller Way                                        50 Payson Avenue
Great Bend, KS  67503                                 Easthampton, MA  01027


                                    IMAGING


ALLIED DIAGNOSTIC IMAGING RESOURCES, INC.             CPAC EUROPE, N.V.
5440 Oakbrook Parkway                                 Industriepark Klein Gent
Norcross, GA  30093                                   2200 Herentals, Belgium

PRS, INC.                                             CHIMIFOTO ORNANO
2364 Leicester Road                                   CPAC Italia, S.r.l.
Leicester, NY  14481                                  Via Bolzano 29
                                                      20127 Milano, Italy

TREBLA CHEMICAL CO.                                   CPAC EQUIPMENT DIVISION
8417 Chapin Industrial Drive                          2364 Leicester Road
St. Louis, MO  63114                                  Leicester, New York 14481


                                USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares offered hereby.


                              SELLING SHAREHOLDERS

On April 17, 1996, the Company's Board of Directors voted to issue one(1) additional share for each four(4) shares of the Company's Common Stock issued as of May 3, 1996. The distribution date for such stock split was May 15, 1996. The Shares offered for sale by this Prospectus include those issued as a result of the stock split.

The following table shows the names of the Selling Shareholders and the number of Shares being offered by them. To the best of the Company's knowledge, assuming all of the Shares being offered hereby are sold and no Selling Shareholder chooses to acquire additional Common Stock during the offering period, the only Selling Shareholders who will own any shares of Common Stock after completion of the offering is Cook & Cie, S. A. Such shareholder will own 117,577 shares, or 1.6%, of the issued and outstanding shares of Common Stock.


  Selling Shareholders                Number of Shares Owned and Being Offered

American Diversified Services, Inc.                          31,250
Bear, Stearns, Custodian for Jill W. Lampe, IRA              l2,500
Chilton International                                        40,625
Chilton Investment Partners, L.P.                            40,625
Chilton Opportunity Trust                                    12,500
Cook & Cie S.A.                                             253,750
CPAC Investors, L.L.C.                                    1,250,000
DLJSC as Custodian for Rosa Sheehan IRA                       2,500
DLJSC as Custodian for Joseph E. Sheehan IRA                 12,500
Cathy M. Fine                                                15,625
Hambros Bank Ltd.                                            62,500
The Henley Group Ltd.                                        31,250
Steven Lampe                                                 12,500
Anthony W. Roberts                                           37,500
Joseph E. Sheehan                                            12,500
Joseph E. Sheehan III Trust                                  12,500
Zita M. Sheehan Trust                                        12,500
William J. Vanden Heuvel                                      6,250
Ralph Worthington 4th - IRA                                  15,625
                                                          _________
TOTAL                                                     1,875,000

All of the Shares being offered by the Selling Shareholders were acquired by them from the Company in three private placements, the first closing on September 25, 1995, the second closing on October 4, 1995, and the third placement closing on December 28, 1995. The total number of Shares sold in the three placements was 1,500,000 and this number has been increased to 1,875,000 as the result of the stock split distributed to shareholders on May 15, 1996. The purchase price for each placement was $11.00 per share. In the subscription agreements executed in connection with the placements (`Subscription Agreements'), the Company granted demand registration rights to the private placement purchasers and agreed to bear all expenses (other than commissions and discounts of underwriters, dealers or agents) in connection with the registration and sale of the Shares being offered by the Selling Shareholders. See `Manner of Distribution''.

On April 29 and May 24, 1996, the holders of all 1,875,000 placement Shares requested, in writing, that the Company use its best efforts to effectuate a registration of such Shares for resale under the Securities Act. In the light of this request and in accordance with the Subscription Agreements, the Company has filed with the Securities and Exchange Commission a Registration Statement with respect to the resale of the Shares from time to time in the over-the-counter market or in privately negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all of the Shares offered hereby have been sold pursuant hereto. This Prospectus forms a part of the Registration Statement.

Except for J. E. Sheehan & Company, Inc., none of the Selling Shareholders has held any position or office or has had any other material relationship in the past three years with the Company. 54.1486% of one of the Selling Shareholders, CPAC Investors, L.L.C., is owned by The Relatasi Trust. A beneficiary of The Relatasi Trust, S. Daniel Abraham, owns directly 312,500 shares of the Company's Common Stock. Such shares were included in a registration statement filed by the Company which became effective October 28, 1992 and which, as amended, remains in effect.

J. E. Sheehan & Company, Inc. was the principal underwriter for the Company's initial public offering of its Common Stock in March,1981 and during the past three years has served as the Company's investment banker. J. E. Sheehan & Company, Inc. acted as the placement agent on behalf of the Company in connection with the sale of the Shares to the Selling Shareholders. In consideration of the services provided by J. E. Sheehan & Company, Inc., as placement agent, the Company paid J. E. Sheehan & Company, Inc. a fee of 6% of the gross purchase price of the Shares sold by the Company to the Selling Shareholders and 50,000 stock options with an exercise price of $ 11.60 per share (as adjusted for anti-dilution provisions in stock option agreement).

Concurrently with the filing of this Registration Statement, the Company is filing a separate registration statement on Form S-2 to register the 50,000 option shares above, as well as to register for resale an additional 48,048 option shares owned by J. E. Sheehan & Company, Inc., as adjusted for the May 15, 1996 stock split distribution.


                             MANNER OF DISTRIBUTION

The Shares covered hereby may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders will act independently of the Company and may act independently of each other in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over-the-counter market or otherwise, at prices related to the then current market price or in negotiated transactions, including one or more of the following methods: (a) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (c) block trades in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. The Company has been advised by the Selling Shareholders that they have not made any arrangements relating to the distribution of the Shares covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated. J. E. Sheehan & Company, Inc. may participate in the distribution of the Shares in any of the capacities described above, except as prohibited under Rules 10b-6 and 10b-7 under the Exchange Act, as described below. The Subscription Agreements provide that the Company shall indemnify the Selling Shareholders for losses, claims and liabilities arising out of or which are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or this Prospectus or an omission or alleged omission of a material fact in violation of federal or applicable state securities laws, except in certain circumstances. Each of the Selling Shareholders have agreed to indemnify the Company, its officers and directors for any liabilities under the Securities Act insofar as such liabilities result from any untrue statement in the Registration Statement in reliance on information provided to the Company from the Selling Shareholders in writing specifically for use in the Registration Statements.

In offering the Shares covered hereby, the Selling Shareholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholders may be deemed to be `underwriters'' within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Shareholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. None of the Shares covered by this Prospectus presently qualify for sale pursuant to Rule 144.

The Company has advised each of the Selling Shareholders that during such time as he may be engaged in a distribution of Shares covered hereby, he is required to comply with Rules l0b-6 and l0b-7 under the Exchange Act as described below and, in connection therewith, that he may not engage in any stabilization activity in connection with the Company's Common Stock, is required to furnish to each purchaser and/or broker-dealer through which Shares covered hereby may be offered copies of this Prospectus, and may not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company except as permitted under the Exchange Act. Each of the Selling Shareholders has agreed to inform the Company when the distribution of his Shares is completed.

Rule l0b-6 under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule l0b-7 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

This offering will terminate on the date on which all Shares offered hereby have been sold by the Selling Shareholders.

In order to comply with certain states' securities laws, if applicable, the Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, the Shares may not be sold in certain states unless they have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Pursuant to the terms of the Subscription Agreements, the Company intends to use its best efforts to register or qualify the Shares for resale or to seek an exemption from registration or qualification in any state required in order to facilitate as to a particular sale, the resale of the Shares by the Selling Shareholders.


                           DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $.0l par value per share. On June 14, 1996 there were issued and outstanding 7,344,003 shares of Common Stock. The general terms governing the Common Stock are summarized below. A more complete description of the Common Stock is contained in the Company's Registration Statement filed in connection with the Company's initial public offering on Form S-18, dated March 30, 1981.

On April 17, 1996, the Company's Board of Directors voted to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock by 10,000,000 shares to 20,000,000 authorized shares. Under applicable provisions of the Business Corporation Law of New York State and the governing corporate provisions of the NASD, shareholder approval of the amendment is required by a majority vote of shares present, either in person or by proxy, at a duly called meeting of shareholders. The Board authorized management to present the proposal for shareholder approval at the annual meeting of shareholders to be held on August 7, 1996.

At its April 17, 1996 meeting, the Board also voted to split the Company's Common Stock on a basis of one (1) additional share of Common Stock for each four (4) shares of Common Stock issued. The record date for such stock split was May 3, 1996 and the number of Shares being offered pursuant to this Prospectus includes the Shares newly issued as a result of the split. The distribution date for such stock split was May 15, 1996.

At its April 17, 1996 meeting, the Board also voted to increase the number of shares of Common Stock reserved for issuance under its Executive Long-Term Stock Investment Plan by 600,000 shares, that is from 350,000 to 950,000 shares.
Under applicable provisions of the Business Corporation Law of New York State and certain rules pertaining to the qualification of stock option plans promulgated under the Internal Revenue Code and by the Commission, shareholder approval of the proposal is required by a majority vote of shares present, either in person or by proxy, at a duly called meeting of shareholders. The Board authorized management to present the proposal for shareholder approval at the annual meeting of shareholders to be held on August 7, 1996.

At its meeting held on June 5, 1996, the Board approved a Non-Employee Directors' Stock Option Plan whereby members of the Board of Directors who are not current or former employees of the Company or any of its subsidiaries will receive a one-time grant of a stock option for 10,000 shares and an annual grant of a stock option for 3,000 shares of Company's Common Stock. The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant. Under applicable provisions of the Business Corporation Law of New York State and the governing corporate provisions of the NASD, shareholder approval of the proposal is required by a majority vote of shares present, either in person or by proxy, at a duly called meeting of shareholders. The Board authorized management to present the proposal for shareholder approval at the annual meeting of shareholders to be held on August 7, 1996.


Common Stock

The Shares being offered pursuant to this Prospectus are 1,875,000 Shares of the Company's Common Stock. Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted on by shareholders and are not entitled to cumulative voting in the election of directors, which means that the holders of a majority of the shares voting for the election of directors can elect all the directors then standing for election, if they choose to do so.
The holders of Common Stock are entitled to share ratably in such dividends as may be declared on shares of Common Stock from time to time by the Board of Directors, in its discretion from funds legally available therefor. The holders of shares of Common Stock are entitled to share prorata in distributions to shareholders upon liquidation of the Company. Holders of shares of Common Stock have no preemptive or other subscription or conversion rights and there are no redemption provisions with respect to such shares.


                                 LEGAL MATTERS

The legality of the Shares offered hereby has been passed upon for the Company by Chamberlain, D'Amanda, Oppenheimer & Greenfield.


                                    EXPERTS

The consolidated balance sheets as of March 31, 1996 and 1995 and the consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended March 31, 1996 incorporated by reference in this Prospectus from CPAC, Inc.'s Form 10-K/A for the period ended March 31, 1996, have been incorporated herein in reliance on the report of Coopers & Lybrand, independent accountants, given on the authority of that firm as experts in accounting and auditing.



                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

A reasonable estimate of the costs to be incurred in connection with this Registration Statement and Prospectus, to be borne entirely by the Registrant, is as follows:

Securities and Exchange Commission Registration Fee         $6,950.43
Accounting Fees and Expenses                                 2,000.00
Legal Fees and Expenses                                      3,000.00
Printing and Publication                                     5,000.00
Miscellaneous                                                5,000.00
                                                           __________
TOTAL                                                      $21,950.43


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

The New York Business Corporation Law, under which the Company is organized, was amended in 1986 to allow corporations to provide for indemnification beyond that provided in the statute itself. Pursuant to this statutory authority, the Board of Directors adopted an amendment to the Company's By-Laws to broaden the indemnification provisions thereof consistent with the changes in the Business Corporation Law. The current indemnification provisions, found in Article X of the Company's amended By-Laws, are as follows:

Subject only to the exception that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer that establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, the Company shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extent under the circumstances permitted by the Sections 721-726 of said Business Corporation Law. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because there is no judgment or other final adjudication adverse to the director or officer that establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, (a) by independent legal counsel in a written opinion that indemnification is proper, or (b) by the stockholders. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5(g)(2) of the Form of the Subscription Agreement filed as Exhibit 4.1 and the Subscription Agreements dated September 25 and December 28, 1995 filed as Exhibits 4.2 and 4.3 to this Registration Statement provide for the indemnification of the Company, its directors and officers, and any controlling person of the Company (within the meaning of the Securities Act) by each Selling Shareholder against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished by such Selling Shareholder. The obligation to indemnify is several, not joint and several, among the Selling Shareholders and the liability of each Selling Shareholder is in proportion to and limited to the net amount received by each Selling Shareholder from the sale of the Shares pursuant to this Registration Statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.



ITEM 16. EXHIBITS

The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

   EXHIBIT NUMBER                    EXHIBIT


         4.1         Form of Subscription Agreement dated
                     September 28, 1995, between CPAC, Inc. and each purchaser of Common Stock utilized in connection with the private placement which closed on October 4, 1995.

         4.2 Subscription Agreement dated September 22, 1995, between CPAC, Inc. and CPAC Investors, L.LC.

         4.3 Subscription Agreement dated December 28, 1995 between CPAC, Inc. and CPAC Investors, L.L.C.

         5           Opinion of Chamberlain, D'Amanda, Oppenheimer &
                     Greenfield

         23.1        Consent of Coopers & Lybrand L.L.P

         23.2 Consent of Chamberlain, D'Amanda, Oppenheimer & Greenfield (contained in Exhibit 5 hereto)

         24 Powers of Attorney relating to subsequent amendments (included on the signature page of this Registration Statement)


ITEM 17. UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act, of 1934 and further, hereby undertakes to deliver or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report of the Registrant that is specifically incorporated by reference in the Prospectus to provide interim financial information required to be presented by Article 3 of Regulation S-X.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, or otherwise, the Securities and Exchange Commission has informed the Registrant that such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the City of Rochester, State of New York, on this day of June , 1996.

                                                       CPAC, INC.

                                        By: __________________________________
                                            Thomas N. Hendrickson, President

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed below on June    , 1996 by the following persons in
the capacities indicated. Each person whose signature appears below constitutes and appoints Robert Oppenheimer and Richard B. Sullivan, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

                NAME                              CAPACITY

                                          President, Chief Executive Officer,
                                          Treasurer and Director
___________________________               (Principal Executive Officer)
Thomas N. Hendrickson

___________________________               Senior Vice President and Director
Robert C. Isaacs

___________________________               Secretary and Director
Robert Oppenheimer

___________________________               Director
Seldon T. James, Jr.

___________________________               Director
John C. Burton
                                          Chief Financial Officer (Principal
                                          Financial and
___________________________               Accounting Officer)
Thomas J. Weldgen


                                 EXHIBIT INDEX



EXHIBIT

NUMBER                    DESCRIPTION OR EXHIBIT                   PAGE


  4.1    Form of Subscription Agreement dated September 28,          17
         1995, between CPAC, Inc. and each purchaser of Common
         Stock utilized in connection with the private placement which closed on October 4, 1995.

  4.2    Subscription Agreement dated September 22, 1995 between     33
         CPAC, Inc. and CPAC Investors, L.LC. .

  4.3    Subscription Agreement dated December 28, 1995,             45
         between CPAC, Inc. and CPAC Investors, L.L.C.

  5      Opinion of Chamberlain, D'Amanda, Oppenheimer &             57
         Greenfield

  23.1   Consent of Coopers & Lybrand L.L.P                          58

  23.2   Consent of Chamberlain, D'Amanda, Oppenheimer &             57
         Greenfield (contained in Exhibit 5 hereto)

  24     Powers of Attorney relating to subsequent amendments        15
         (included on the signature page of this
         Registration Statement)